UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant [X]
Filed by a party other than the registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to ss.240.14a-12

                           ROMA FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X] No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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         (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------

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         (5) Total fee paid:
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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
                            ----------------------------------------------------

(2) Form, Schedule or Registration Statement No.:
                                                  ------------------------------

(3) Filing Party:
                  --------------------------------------------------------------

(4) Date Filed:
                ----------------------------------------------------------------

                           ROMA FINANCIAL CORPORATION




March 20, 2007





Dear Fellow Stockholders:

On behalf of the Board of Directors and management of Roma Financial Corporation (the "Company"), I cordially invite you to attend our Annual Meeting of Stockholders (the "Meeting") to be held at the Seventh Day Adventist Church located at 2290 Route 33, Robbinsville, New Jersey 08691, on April 25, 2007, at 10:00 a.m. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Meeting.

The business to be conducted at the Annual Meeting consists of the election of two directors and the ratification of the appointment of independent auditors for the year ending December 31, 2007. The Company's Board of Directors has determined that the matters to be considered at the Meeting are in the best interests of Roma and its stockholders. THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH MATTER TO BE CONSIDERED.

Even if you plan to attend the meeting, please sign, date and return the proxy card in the enclosed envelope immediately. This will not prevent you from voting in person at the Meeting, but will assure that your vote is counted if you are unable to attend the Meeting.

                                           Sincerely,

                                           /s/ Peter A. Inverso

                                           Peter A. Inverso
                                           President and Chief Executive Officer

--------------------------------------------------------------------------------
                           ROMA FINANCIAL CORPORATION
                                  2300 ROUTE 33
                         ROBBINSVILLE, NEW JERSEY 08691
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 25, 2007
--------------------------------------------------------------------------------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Roma Financial Corporation (the "Company") will be held at the Seventh Day Adventist Church located at 2290 Route 33, Robbinsville, New Jersey 08691, on April 25, 2007, at 10:00 a.m. The Meeting is for the purpose of considering and acting upon the following matters:

     1.   The election of two directors of Roma Financial Corporation; and

     2. The ratification of the appointment of Beard Miller Company LLP as the Company's independent auditor for the year ending December 31, 2007; and

     The transaction of such other business as may properly come before the Meeting, or any adjournments thereof, may also be acted upon. The Board of Directors is not aware of any other business to come before the Meeting.

     The Board of Directors of the Company has determined that the matters to be considered at the Meeting, described in the accompanying Notice of Annual
Meeting and Proxy Statement, are in the best interest of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

     Action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Pursuant to the Company's bylaws, the Board of Directors has fixed the close of business on March 1, 2007 as the record date for determination of the stockholders entitled to vote at the Meeting and any adjournments thereof.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. You may revoke your proxy by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. If you are present at the Meeting, you may revoke your proxy and vote in person on each matter brought before the Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote in person at the Meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Margaret T. Norton

                                              Margaret T. Norton
                                              Corporate Secretary
Robbinsville, New Jersey
March 20, 2007

--------------------------------------------------------------------------------
IMPORTANT: PROMPTLY RETURNING YOUR PROXY CARD WILL SAVE THE COMPANY THE ADDITIONAL EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                           ROMA FINANCIAL CORPORATION
                                  2300 ROUTE 33
                         ROBBINSVILLE, NEW JERSEY 08691
--------------------------------------------------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 25, 2007

--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Roma Financial Corporation (the "Company") to be used at the Annual Meeting of Stockholders of the Company which will be held at the Seventh Day Adventist Church located at 2290 Route 33, Robbinsville, New Jersey 08691, on April 25, 2007, at 10:00 a.m. (the "Meeting"). The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being first mailed to stockholders on or about March 20, 2007.

     At the Meeting, stockholders will consider and vote upon (i) the election of two directors of the Company; and (ii) the ratification of the appointment of Beard Miller Company LLP ("Beard Miller") as the Company's independent auditor for the fiscal year ending December 31, 2007. At the time this Proxy Statement is being mailed, the Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. If any other business may properly come before the Meeting or any adjournment thereof, proxies given to the Board of Directors will be voted by its members in accordance with their best judgment.

     The Company is the parent company of Roma Bank (the "Bank"). The Company is the majority-owned subsidiary of Roma Financial Corporation, MHC a federally-chartered mutual holding company. Since Roma Financial Corporation, MHC owns approximately 69% of the Company's outstanding common stock, the votes cast by Roma Financial Corporation, MHC will be determinative in the election of directors of the Company and the ratification of auditors.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person.

     Proxies solicited by the Board of Directors will be voted as specified thereon. IF NO SPECIFICATION IS MADE, THE SIGNED PROXIES WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AS SET FORTH HEREIN AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF BEARD MILLER COMPANY LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007. The proxy confers discretionary authority on the persons named thereon to vote with respect to the election of any person as a director where the nominee is unable to serve, or for good cause will not serve, and with respect to matters incident to the conduct of the Meeting.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

     Stockholders of record as of the close of business on March 1, 2007 (the "Record Date"), are entitled to one vote for each share of the common stock of the Company, par value $0.10 per share (the "Common Stock"), then held. As of the Record Date, the Company had 32,731,875 shares of Common Stock issued and outstanding.

     The presence in person or by proxy of at least a majority of the outstanding Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. With respect to any matter, broker non-votes (i.e., shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter) will be considered present for purposes of determining whether a quorum is present.

     As to the election of directors (Proposal I), the proxy provided by the Board of Directors allows a stockholder to vote for the election of the nominees, or to withhold authority to vote for the nominees being proposed. Under the Company's bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for the nominees being proposed is withheld.

     Concerning all other matters that may properly come before the Meeting, including the ratification of the independent auditors (Proposal II) by checking the appropriate box, a stockholder may: (i) vote "FOR" the item, (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" with respect to the item. Unless otherwise required by law, all such matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (i) broker non-votes or
(ii) proxies marked "ABSTAIN" as to that matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of the Record Date: (i) the ownership of persons and groups known by the Company to own in excess of 5%, (ii) the ownership of the Bank's employee stock ownership plan and (iii) the ownership of all executive officers and directors as a group.



                                                                                     PERCENT OF SHARES
                                                     AMOUNT AND NATURE OF                OF COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP            STOCK OUTSTANDING
------------------------------------                 --------------------            -----------------

Roma Financial Corporation, MHC                           22,584,995 (1)                    69%
2300 Route 33
Robbinsville, New Jersey 08691

Joseph Stilwell
26 Broadway, 23rd Floor                                    2,146,000 (2)                   6.6%
New York, New York 10004


Roma Bank Employee Stock Ownership Plan                      811,750                       2.5%
2300 Route 33
Robbinsville, New Jersey 08691


All directors and executive officers of the
   Company and the Bank as a group (14 persons)              182,316                       0.6%


-----------------------------------
(1)  The Board of  Directors  of Roma  Financial  Corporation,  MHC  directs the voting of these shares. The Board of Directors of Roma Financial Corporation, MHC consists of the Company's directors.
(2) As reported by the beneficial owner to the Securities and Exchange Commission on July 17, 2006.

--------------------------------------------------------------------------------
                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Company's Certificate of Incorporation requires that the Board of Directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three-year period, with approximately one-third of the directors elected each year. The Board of Directors currently consists of nine members. Two directors will be elected at the Meeting, to serve for a three-year term and until their successors have been elected and qualified.

     Simon H. Belli and Rudolph A. Palombi, Sr. have been nominated by the
Board of Directors to serve as directors. Each nominee is currently a member of the Board of Directors. It is intended that proxies solicited by the Board of Directors will, unless otherwise specified, be voted for the election of the named nominees. If any of the nominees is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any of the nominees might be unavailable to serve.

     The following table sets forth the names, ages, terms of, length of board service and the number and percentage of shares of Common Stock beneficially owned by the directors and executive officers of the Company and the Bank. The aggregate ownership of such individuals' totals 182,316, which represents 0.6% of the Company's common stock outstanding. Individual ownership percentages are not shown in the table below because none exceed 1%.


                                                                                      SHARES OF
                                                     YEAR FIRST       CURRENT       COMMON STOCK
                                                     ELECTED OR       TERM TO       BENEFICIALLY
         NAME                          AGE          APPOINTED (1)     EXPIRE          OWNED (2)
         ----                          ---          -------------    --------       ------------

                                 BOARD NOMINEES FOR TERM TO EXPIRE IN 2010
         Simon H. Belli                83               1951           2007              20,000
         Rudolph A. Palombi, Sr.       80               1950           2007              20,000
                                      DIRECTORS CONTINUING IN OFFICE
         Maurice T. Perilli            88               1970           2009              30,000
         Peter A. Inverso              68               1998           2009              28,532
         Louis A. Natale, Jr.          72               1992           2008              30,000
         Robert H. Rosen               64               2006           2008               4,883
         Michele N. Siekerka           42               2005           2009                   -
         EXECUTIVE OFFICERS OF THE COMPANY AND THE BANK
         Madhusudhan Kotta             56                N/A            N/A              20,000
         Sharon L. Lamont              59                N/A            N/A               5,000
         Margaret T. Norton            63                N/A            N/A              11,883
         C. Keith Pericoloso           43                N/A            N/A               4,000
         Robert W. Sumner              53                N/A            N/A               3,913
         Peter Villa                   57                N/A            N/A                   -
         Barry J. Zadworny             62                N/A            N/A               4,105

------------
(1) Refers to the year the individual first became a director of the Bank. All directors of the Bank in March 2005 became directors of the Company at that time.
(2) Beneficial ownership as of the Record Date. An individual is considered to beneficially own shares if he or she directly or indirectly has or shares
     (1) voting power, which includes the power to vote, or to direct the voting of, the shares; or (2) investment power, which includes the power to dispose, or direct the disposition of, the shares.

BIOGRAPHICAL INFORMATION

     Directors and Executive Officers of the Company and the Bank. Set forth below is the business experience for the past five years of each of the directors and executive officers of the Company and the Bank.

     SIMON H. BELLI retired in 1981. Mr. Belli was president of and partner in Belli Construction Company from 1951 to 1981. Mr. Belli became a director of Roma Bank in 1951.

     RUDOLPH A. PALOMBI, SR. retired in 2000. Prior to retiring, Mr. Palombi was President of Roma Bank since 1978. He has been a director of Roma Bank since 1950. Active in numerous civic organizations, Mr. Palombi serves on the boards of the Robert Wood Johnson University Hospital at Hamilton, New Jersey, the Hamilton Area YMCA, the Roman Hall Society and Angel's Wings. He previously served as a trustee of St. Joachim's Church in Trenton, New Jersey.

     MAURICE T. PERILLI was elected to the Board of Directors of Roma Bank in 1970 after serving as president and board member of Sanhican Savings and Loan. He was appointed executive vice president in 1979. In 1991, Mr. Perilli was elected Chairman of the Board of Roma Bank. Prior to joining the Bank full-time in 1977, Mr. Perilli was president and owner of two newspaper publishing companies for over 40 years. Active in his community, Mr. Perilli is a past Chairman of the Board of the Robert Wood Johnson University Hospital at Hamilton, New Jersey and a trustee since 1970. He also serves as a director of Thomas Edison State College Foundation, Mercer County 200 Club, and Crime Stoppers and is an emeritus director of the Hamilton YMCA. Mr. Perilli received an Honorary Doctorate from Thomas Edison State College in 2001 and an Honorary Doctorate from Rider University in 2002.

     PETER A. INVERSO, CPA has been president and chief executive officer of Roma Bank since 2000 and serves as president and chief executive officer of Roma Financial Corporation and Roma Financial Corporation, MHC since their incorporation in 2005. Mr. Inverso has served as a director of Roma bank since 1998. He has served as a New Jersey state senator since 1992. Active in several civic and charitable organizations, Mr. Inverso is Chairman of the Board of Directors of the Robert Wood Johnson University Hospital Health Care Corp. at Hamilton, New Jersey, a member of the Board of Trustees of Rider University and a past member of the Board of Governors of the New Jersey League of Community Bankers.

     LOUIS A. NATALE, JR. is the president and majority stockholder of Ritchie & Page Distribution Co., a beer distributer. Active in several civic organizations, Mr. Natale is on the boards of the Mercer County Chamber of Commerce, the Titusville Academy, the College of New Jersey Foundation, and the Mercer County 200 Club.

     ROBERT H. ROSEN, CPA has been a certified public accountant with the firm of Klatzkin and Company in Hamilton, New Jersey for 38 years and served as managing partner for six years. Mr. Rosen is a member of the New Jersey Society of Certified Public Accountants, the Pennsylvania Institute of Certified Public Accountants and the American Institute of Certified Public Accountants. He is also an active member of the Hamilton Chapter of the Mercer Regional Chamber of Commerce.

     MICHELE N. SIEKERKA, ESQ. is a licensed attorney and president and chief executive officer of the Mercer Regional Chamber of Commerce. From 2000 to 2004, Ms. Siekerka was employed by AAA MidAtlantic first as vice president of human resources and then as senior counsel. Active in numerous civic organizations, Ms. Siekerka is a member of, among other organizations, the Washington Township Board of Education, the Mercer County Community College Foundation, the Trenton Public Education Foundation, the Mercer County Bar Association and the Mercer County Workforce Investment Board.

     MADHUSUDHAN KOTTA joined the Bank in 1989 and currently serves as Senior Vice President - Investments and Treasurer. Mr. Kotta is associated with the following professional and civic organizations: Accounting and Tax Committee of the New Jersey League of Community Bankers, Business Advisory Commission of
Mercer County Community College, and is a member of the New Jersey business Economists and American Economic Association. He is also associated with the New Jersey film festival and is involved with fund-raising for non-profit organizations.

     SHARON L. LAMONT, CPA was appointed as Chief Financial Officer in April 2006. She served as a director of Roma Bank, Roma Financial Corporation and Roma Financial Corporation, MHC from 1993 until her appointment as an officer, on which date she resigned her position as a director. She was previously the sole owner of Sharon Lamont & Associates, a certified public accounting firm which she founded in 2001. From 1988 to 2001, Ms. Lamont was a partner with Schaeffer, Lamont & Associates, a certified public accounting firm. Her civic activities include serving as a director of the Robert Wood Johnson University Hospital at Hamilton, New Jersey, serving as a board member of the Hamilton Area YMCA and serving as a council member of the American Institute of Certified Public Accountants. Ms. Lamont is also the past president of the New Jersey Society of Certified Public Accountants.

     MARGARET T. NORTON joined the Bank in 1978 and currently serves as Senior Vice President and Corporate Secretary. Ms. Norton is the primary administrative officer for Roma Financial Corporation, MHC, Roma Financial Corporation and Roma Bank. She serves on the boards of the Mercer County Community College Foundation, the Mercer Regional Chamber of Commerce, the Lakeview Child Centers, and Anchor House, where she also serves as secretary. She is also a member of the finance committee of the Robert Wood Johnson University Hospital at Hamilton.

     C. KEITH PERICOLOSO was appointed Senior Vice President - Branch Operations in April 2006 and has been in branch operations since he joined the Bank in 1981. Mr. Pericoloso provides volunteer services for the Italian American Festival and various community organizations.

     ROBERT W. SUMNER has been Vice President - Information Technology since 2002 and began employment with the Bank in 2000. Mr. Sumner is responsible for the Bank's core processing and network systems and serves as the Bank's Information Security Officer. Mr. Sumner is a member of the New Jersey League of Community Bankers Operations and Technology Committee.

     PETER VILLA joined the Roma Bank staff as 1st Vice President-Lending in January 2007. During his thirty three year banking career he managed several commercial lending departments and regional lending teams at First Jersey, Midlantic Bank, Collective Bank and Summit Bank. Most recently he was employed by Sun Bank as Vice President and Commercial Relationship Officer from 2002 through 2006. He has held memberships in the Venerable Sons of Italy, was a Zoning Board member in Bellmawr, New Jersey, and was a member of Barrington Little League staff. Mr. Villa is presently the Chairman of St. Francis de Sales School Alumni Association.

     BARRY J. ZADWORNY has been Senior Vice President - Compliance since 1989. Mr. Zadworny serves as chairman of the Community Reinvestment Act Committee and Internal Loan Review Committee of Roma Bank and is a member of the CRA and Compliance Committee of the New Jersey League of Community Bankers. He is a member of the Bank Secrecy Act and Compliance Committee of America's Community Bankers. An ordained deacon with the Catholic Church, Mr. Zadworny serves as a formation assistant for the Diaconate Office of the Diocese of Trenton. He is a member of the advisory board of Catholic Charities in Mercer County.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the Board and through activities of its committees. During the fiscal year ended December 31, 2006, the Bank's Board of Directors met 23 times and the Company's Board of Directors met 10 times. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which he or she served during the year ended December 31, 2006. The Board maintains an Audit Committee, Compensation Committee, Nominating Committee, Internal Loan Review Committee, Strategic Planning Committee, and an Investment Committee.

     The Compensation Committee currently consists of Directors Belli, Natale, Jr., Palombi, Sr., Rosen and Siekerka. Each member of the Compensation Committee is independent in accordance with the listing standards of the NASDAQ Stock Market, LLC. This committee meets annually to review management's recommendations for staff and management salaries and bonuses. During the year ended December 31, 2006, this committee met three times.

     The Audit Committee is comprised of Directors Palombi, Rosen and Siekerka. The Bank's internal auditor participates in this committee as well; he does not have a vote but attends the meetings and reviews internal auditing matters with the Committee. The Audit Committee meets quarterly, or additionally as needed, to review internal audits and management's audit responses. This committee makes recommendations for management action, reviews compliance issues with the compliance officer, and is responsible for engaging the external auditor. Directors Palombi and Rosen meet the requirements to be considered an audit committee financial expert as such term is defined under the regulations of the Securities and Exchange Commission. During the year ended December 31, 2006, this committee met six times. The Committee operates under a written charter, a copy of which is attached as Appendix A to this Proxy Statement.

     Report of the Audit Committee. For the year ended December 31, 2006, the Audit Committee: (i) reviewed and discussed the Company's audited financial statements with management, (ii) discussed with the Company's independent auditor, Beard Miller, all matters required to be discussed under Statement on Auditing Standards No. 61, and (iii) received from Beard Miller disclosures regarding Beard Miller's independence as required by Independence Standards Board Standard No. 1 and discussed with Beard Miller its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

     Audit Committee:
            Rudolph A. Palombi, Sr.
            Robert H. Rosen (Chair)
            Michele Siekerka

PRINCIPAL ACCOUNTING FEES AND SERVICES

     Effective July 30, 2002, the Securities and Exchange Act of 1934 was amended by the Sarbanes-Oxley Act of 2002 to require all auditing services and non-audit services provided by an issuer's independent auditor to be pre-approved by the issuer's audit committee. The Company's Audit Committee has adopted a policy of approving all audit and non-audit services prior to the service being rendered. All of the services provided by the Company's independent auditor, Beard Miller, for 2005 and 2006 were approved by the Audit Committee prior to the service being rendered.

     Audit Fees. The fees incurred by the Company for audit services for the fiscal years ended December 31, 2006 and 2005 were $184,500 and $65,000, respectively. These fees include the audit of the Company's annual consolidated financial statements and for the review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q. The Company commenced filing Quarterly Reports on Form 10-Q during 2006, in connection with its initial public offering completed in July 2006.

     Audit Related Fees. The Company did not incur any fees for assurance and related services associated with the audit of the annual financial statements or the review of quarterly financial statements for the fiscal years ended December 31, 2006 and 2005.

     Tax Fees. The fees incurred by the Company for preparation of state and federal tax returns for the fiscal years ended December 31, 2006 and 2005 were $13,000 and $11,750, respectively.

     All Other Fees. The Company did not incur any fees for services provided by Beard Miller other than those listed above.

DIRECTOR NOMINATION PROCESS

     The Nominating Committee is composed of Directors Natale and Rosen and is responsible for the annual selection of management's nominees for election as directors. Each member of the Nominating Committee is independent in accordance with the listing standards of the Nasdaq Stock Market. During the year ended December 31, 2006, this committee met one time. The Committee operates under a written charter, a copy of which is attached as Appendix B to this Proxy Statement.

     The Committee's process for identifying and evaluating nominees is to conduct a performance evaluation of directors whose terms are expiring, determine whether such person's performance as a director warrants re-nomination and weigh the qualifications of any candidates who have been recommended to the Committee vis-a-vis each director whose term is expiring. The Committee may solicit new candidate recommendations from directors and officers. A stockholder who wishes to submit a candidate recommendation to the Committee should do so in writing, addressed to the Committee at the Company's executive offices. The timeframe for the Committee's annual review and selection of candidates to present to the Board for approval is set forth in the Committee's charter, as are the guidelines the Committee is directed to observe in its selection and evaluation of nominees.

     The specific qualities, skills and qualifications that the Committee believes potential directors should possess include: leadership, reputation for integrity and hard work, ability to exercise independent judgment, and the willingness to disclose obligations and potential conflicts of interest. The Committee believes nominees should have a suitable educational background and it considers the extent to which the individual would bring relevant skills or experiences that are otherwise absent from the Board and the individual's level of commitment, including his or her available time, energy, and interest.

STOCKHOLDER COMMUNICATIONS

     Written communications received by the Company from stockholders are shared with the full Board no later than the next regularly scheduled Board meeting. The Board encourages directors to attend annual meetings of stockholders and expects that all members of the Board will be present at the upcoming meeting.

--------------------------------------------------------------------------------
                      COMPENSATION DISCUSSION AND ANALYSIS
--------------------------------------------------------------------------------

GENERAL

     During 2006, the SEC substantially revised the disclosures that we are required to make with respect to executive compensation. As part of the SEC's revised executive compensation disclosure package, the SEC requires that issuers provide a "Compensation Disclosure and Analysis" in which issuers explain the material elements of their compensation of executive officers by describing the following:

     o    the objectives of the issuer's compensation programs;
     o    the conduct that the compensation programs are designed to reward;
     o    the elements of the compensation program;
     o    the rationale for each of the elements of the compensation program;
     o how the issuer determines the amount (and, where applicable, the formula) for each element of the compensation program; and
     o how each element and the issuer's decisions regarding that element fit into the issuer's overall compensation objectives and affect decisions regarding other elements of the compensation program.

     Our compensation philosophy is dictated by the Compensation Committee of our Board of Directors. The duties and responsibilities of the Compensation Committee, which consists entirely of independent directors of the Board, are to:

     o provide guidance regarding the design of our compensation & employee benefit programs;
     o    monitor our overall compensation policies and employee benefit plans;
     o    establish the compensation of our Chief Executive Officer; and
     o with input from our Chief Executive Officer, establish or recommend to the Board the compensation of our other executive officers, subject to the terms of any existing employment agreements.

     Peter A. Inverso, our President and Chief Executive Officer, Maurice T. Perilli our Executive Vice President and Margaret T. Norton, our Senior Vice President of Administration and Secretary, participate in determinations regarding the compensation and design of our benefit programs for all employees. However, they do not participate in setting their own compensation.

Our Compensation Objectives and the Focus of Our Compensation Rewards

     We believe that an appropriate compensation program should have a balance between providing rewards to executive officers while at the same time effectively controlling compensation costs. Our objective is to reward executive officers in order to attract highly qualified individuals, to retain those individuals in a highly competitive marketplace for executive talent and to incent them to perform in a manner that maximizes our corporate performance. Accordingly, our objective is to structure our executive compensation with a focus on a pay-for-performance approach. We seek to offer executive compensation programs that align each individual's financial incentives with our strategic direction and corporate values.

     We view executive compensation as having the following key elements:

     o a current cash compensation program consisting of salary and cash bonus incentives;
     o long-term equity incentives reflected in awards under our Phantom Stock Appreciation Rights plan, and anticipated future implementation of stock options and restricted stock plans;
     o our tax qualified retirement programs (pension, 401(k) plan and employee stock ownership plan); and,
     o    other executive retirement benefits and perquisites.

     These programs have as their objective to provide our senior officers with overall compensation that is competitive with comparable financial institutions, and aligns individual performance with our business objectives.

     We annually review our mix of short term performance incentives versus longer term incentives, and incorporate in our compensation reviews the data from studies performed as to appropriate competitive levels of compensation and benefits. We do not have set percentages of short term versus long term incentives. Instead, we look to provide a reasonable balance of those incentives.

     In 2006, we "benchmarked" our compensation programs to industry available databases and to a peer group. The process involved hiring an independent compensation consulting firm, IFM Group, Inc. to perform a study in which they:

     o Gathered data from industry specific global and regional compensation databases based upon company size for each executive position.
     o Determined an appropriate peer group of financial institutions based upon similar size and geography.
     o Developed data points for salary and total cash compensation comparisons and equity opportunities.
     o Averaged peer group and database statistics together to produce a relevant "market" at the data points for salary, total cash compensation and equity and compared our positions to the "market" data.
     o Evaluated other compensation components, including executive benefits as compared to competitive standards.
     o Compared our compensation levels to the "market" and determined our relative positioning for competitiveness as to salary, total cash compensation and non-cash compensation.

     The peer group consisted of twelve other publicly traded financial institutions ranging in asset size from $647 million to $1.24 billion dollars. The peer group averaged $956 million in assets versus our size at the time of approximately $875 million in assets. Each peer group financial institution was selected because of its size and similarity in operations as well as general geographic proximity to us. The twelve financial institutions that comprised the peer group were FMS Financial Corp, Peapack-Gladstone Financial Corp, Center Bancorp, Inc., Oritani Financial Corp., Synergy Financial Group, Inc., The First of Long Island Corp., Smithtown Bancorp, Inc., Berkshire Bancorp, Inc., Greater Community Bancorp, Clifton Savings Bancorp, Unity Bancorp, and Pamrapo Bancorp.

     As noted above in the benchmarking process, the salary, total cash and equity compensation of our executive officers were compared to corresponding data points of the peer group as well as data available from published financial institution databases. Data regarding employment contracts and change-of-control provisions, as well as data regarding the design and benefit levels of retirement benefits, were also compared to the data derived from the peer banks.

     Salaries and incentive cash compensation as well as equity holdings for a number of positions were found to be below market. Accordingly, steps were taken in 2006, and will be taken in 2007, to bring those individuals found to be below market closer to market over time, with the goal of having the individual's total cash compensation plus bonus be in the 60th percentile of the peer group. Additionally, it is our intent to develop a more structured design for our salary program and our cash incentive plan to more of a "pay-for-performance" approach in 2007.

     As a result of the consultant's findings and recommendations, we also intend to make some revisions in the Supplemental Executive Retirement agreements for our key executives to incorporate higher benefit levels and to develop employment contracts and change-of-control contracts consistent with competitive standards for institutions our size.

     Although we gain considerable knowledge about the competitiveness of our compensation programs through the benchmarking process and by conducting periodic studies, we recognize that each financial institution is unique and that significant differences between institutions in regard to executive compensation practices exist.

     Though the total cash and equity compensation of our executive officers was found to be somewhat below market, we believe that the aggregate of executive compensation programs that we provide will fulfill our objectives of providing a competitive level of compensation and benefits in order to attract and retain key executives. We also believe that redesigning our salary and incentive programs, as intended, will appropriately reward performance while fulfilling our objectives to achieve profitability and growth while at the same time allowing us to maintain controls over our compensation costs.

     Our policy for allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our Company and our shareholders. Our objective is to provide cash compensation in the form of base salary to meet competitive salary norms and to reward good performance on an annual basis in the form of bonus compensation to reward superior performance against specific short-term goals, targeting total cash compensation plus bonus at the 60th percentile of the peer group. Our intent is to provide non-cash compensation to reward superior performance against specific objectives and long-term strategic goals.

Specific Elements of Our Compensation Program

     We have described below the specific elements of our compensation program for executive officers.

     Salary. Consolidation continues within the banking industry, and recent experience continues to demonstrate that there remains a limited supply of qualified experienced executives. We believe that it is important that we retain a competitive salary structure in order to retain our existing qualified officers and to maintain a base pay structure consistent with the structures utilized for the compensation of similarly situated executives in the industry and at similarly size institutions. We are in process of designing salary guidelines for our executive officers as part of a structured salary pay scale that will be reviewed periodically based upon industry standards developed through studies by independent compensation consulting firms engaged by our Compensation Committee for that purpose. We believe that a key objective of our salary structure is to maintain reasonable "fixed" compensation costs by targeting base salaries at a competitive average, taking into effect performance as well as experience.

     The officers named in our summary compensation table below - referred to in this proxy statement as our "Named Officers" with the exception of Maurice T. Perilli - are not currently parties to employment agreements that establish base salary levels.

     Short-Term Incentive Compensation. We maintain an annual bonus plan, which, as outlined above, is in the process of being redesigned. Under the program in effect in 2006, bonuses were paid to the Named Officers which ranged from 8% to 155.5% as a percentage of base salary. Our revised incentive plan is being designed to motivate the plan participants and to correlate total cash compensation to performance in a manner designed to provide meaningful incentives for executive officers in general and to provide competitive levels of total cash compensation. Under the terms of the annual bonus plan in effect for 2006, our officers were eligible to receive incentive pay for performance. For our Chief Executive Officer, Peter A. Inverso, 2006 performance goals related to the performance of Roma Financial Corporation and our subsidiaries and his individual performance. Individual performance goals under our restructured program will vary by officer job function and will be adjusted each year based upon our tactical and strategic objectives. The extent to which we achieved our corporate goals and profitability as compared to budget were factors considered in the corporate performance portion of our 2006 bonus plan and will be part of our restructured incentive plan in 2007.

     The targeted incentive performance levels under our restructured cash incentive plan are being established after consideration of industry practices and norms gathered from our 2006 benchmarking study.

     Long-Term Incentive Compensation. The Bank implemented a Phantom Stock Appreciation Rights plan, effective November 1, 2002, to reward executive officers, key management and the Board of Directors for achieving strategic goals of the Bank. Under such plan, the future value of units awarded to plan participants is based upon the accumulation of future consolidated retained earnings of the Bank. As of the date of such award on November 1, 2002, such units had no value. The future value of such units is the increase in consolidated retained earnings of the Bank each December 31. Expenses accrued for the increases in the future value of units awarded will reduce the Bank's future earnings. There are no thresholds or target payouts set under the plan.

     The units were awarded to executive officers, key management, and directors of the Bank as of November 1, 2002. Directors of the Bank received 24.8% of such units in the aggregate. Messrs. Inverso, Perilli, Zadworny, Pericoloso and Ms. Norton were awarded 16.3%, 16.3%, 5.0%, 4.6% and 6.0% of the units, respectively. Such units are earned and non-forfeitable after participants have completed 10 years of service with the Bank at a rate of 10% per year or age 65, whichever is earlier. Distributions of benefits under the plan will be made following retirement termination of service, death or a change in control of the Bank. The benefit paid to a plan participant will be the accumulated value of his or her units calculated based upon the growth in the Bank's consolidated retained earnings between November 1, 2002 and the time of distribution of the benefit to a plan participant. The future value of such units awarded and the annual expense of the plan is based upon the future earnings of the Bank and corresponding increases in the Bank's future consolidated retained earnings.

     Retirement and Income Security Programs. Our Retirement programs consist of the tax-qualified defined pension benefit plan, the 401(K) plan with a company matching contribution and our employee stock ownership plan. In addition, we maintain a supplemental retirement program for certain Named Officers.

     Defined Benefit Retirement Plan. The Bank maintains a qualified noncontributory defined benefit plan ("Retirement Plan") for employees. All employees who have worked for a period of one year and who have been credited with 1,000 or more hours of employment during the year are eligible to accrue benefits under the Retirement Plan. At the normal retirement age of 65, the plan is designed to provide a single life annuity with no ancillary benefits. For a married participant, the normal form of benefit is an actuarially reduced survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of the amount paid during the participant's lifetime. The joint and survivor annuity will be actuarially equivalent to the single life annuity.

     The annual retirement benefit provided is an amount equal to the sum of (a) 1.3% of a participant's average annual earnings not in excess of Covered Compensation and (b) 1.93% of a participant's average annual earnings in excess of Covered Compensation multiplied by the participant's years of credited service to the normal retirement date (not to exceed 30 years). Covered Compensation is defined as the average (without indexing) of the Social Security Taxable Wage Base ($94,200 for 2006) in effect at the beginning of each calendar year during the 35 year period ending with the calendar year in which the participant attains Social Security Retirement Age (without regard to any age increase factors under the Social Security Act). Average annual earnings is defined as the average annual total compensation of the 60 consecutive calendar months preceding termination of service. Retirement benefits are also payable upon retirement due to early and late retirement, disability or death. A reduced benefit is payable upon early retirement at or after age 55 and the completion of 5 years of service with Roma Bank. Upon termination of employment other than as specified above, a participant who has a vested benefit under the Retirement Plan is eligible to receive his or her accrued benefit reduced for early retirement, if applicable, or a deferred retirement benefit commencing on such participant's normal retirement date. Benefits are payable in various annuity forms.

     401(k) Savings Plan. The Bank maintains the Roma Bank 401(k) Savings Plan, a tax-qualified defined contribution plan, for substantially all salaried employees of the Bank who have completed a year of eligible service (as defined under the plan) and attained age 21. Eligible employees may contribute an amount from 1% to 25% of their salary to the plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code of 1986, as amended. For 2006, the contribution limit is $15,000 except participants over age 50 may contribute an additional $5,000 per year. Under the plan, the Bank makes a matching contribution equal to 50% of the first 6.0% of compensation deferred by a participant. The plan has an individual account for each participant's contributions and allows each participant to direct the investment of his or her account into the investment funds provided through RS Group Trust Company.

     Employee Stock Ownership Plan. As part of our stock offering, we established the Roma Bank Employee Stock Ownership Plan. The plan purchased 811,750 shares of the Company stock as part of the offering for a total of $8,117,500, with funds borrowed from the Company. The stock acquisition loan will be repaid by the plan over a period of approximately 15 years based upon anticipated contributions from the Bank necessary to meet the loan principal and interest obligations of the plan. During the repayment period of the loan, it is anticipated that approximately 54,000 shares of Company stock will be allocated annually to employee participant accounts as a supplement to their retirement program. Such employee stock ownership plan will serve to permit all employees of the Company and the Bank to become long term stockholders of the Company, thereby aligning the employees' interest with the interests of the Company's stockholders. For the partial year ended December 31, 2006, ESOP awards to the Named Officers were as follows: Inverso-1318.817 shares; Perilli-661.428 shares; Norton-920.118 shares; Zadworny-749.618 shares, and Pericoloso-590.876 shares. The shares allocated to the officers above represented 15.67% of the 27,058 total shares allocated.

     Supplemental Executive Retirement Agreements. Roma Bank has entered into supplemental executive retirement agreements with Officers Inverso, Perilli, Norton and Zadworny. The supplemental executive retirement agreements provide benefits at normal retirement age of 69 for Mr. Inverso, 89 for Mr. Perilli, and 65 for Ms. Norton and Mr. Zadworny.

     It is our  intent to provide  long-term  incentives  to the Named  Officers through stock incentive plans to be established in 2007 consistent with competitive standards for our size financial institution. IFM Group's 2006 compensation study indicated that the absence of such equity compensation placed our executives well below the peer banks' comparison.

     Other Elements of Compensation for Executive Officers. In order to attract and retain qualified executives, we provide executives with a variety of benefits, consisting primarily of retirement benefits through our 401(k) and defined benefit pension plans, supplemental executive retirement agreements, and executive life insurance. Details of the values of these benefits may be found in the footnotes and narratives to the Summary Compensation Table. Further details can be found in the narratives accompanying the Pension Benefits Table and the Nonqualified Deferred Compensation Table in this proxy statement.

Compliance with Sections 162(m) and 409A of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. Since we retain discretion over bonuses under our cash incentive plan, those bonuses will not qualify for the exemption for performance-based compensation. The Compensation Committee intends to provide executive compensation in a manner that will be fully deductible for federal income tax purposes, so long as that objective is consistent with overall business and compensation objectives. However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of our shareholders, after taking into consideration changing business conditions or the executive officer's performance.

     It is also our intention to maintain our executive compensation arrangements in conformity with the requirements of Section 409A of the Internal Revenue Code, which imposes certain restrictions on deferred compensation arrangements. We have been engaged in a process of reviewing our deferred compensation arrangements since the enactment of Section 409A in 2004 in order to remain compliant with provisional guidance issued by the Internal Revenue Service under Section 409A. It is expected that, once the IRS issues final guidance under Section 409A, conforming changes to our deferred compensation arrangements will be finalized and presented to the Board for approval.

Compensation Committee Report

     As a committee, we reviewed the Compensation Discussion & Analysis (CD&A) that appears above and discussed the CD&A with management while this proxy statement was being prepared. We approve of the CD&A and we gave our recommendation to the full Board of Directors to include the CD&A in the proxy statement.

     Compensation Committee: Simon H. Belli, Louis A. Natale, Jr., Rudolph A. Palombi, Sr., Robert H. Rosen and Michele N. Siekerka.

--------------------------------------------------------------------------------
                         EXECUTIVE OFFICER COMPENSATION
--------------------------------------------------------------------------------

     The following table sets forth the cash and non-cash compensation awarded to or earned during the last fiscal year by our principal executive officer, principal financial officer and certain other executive officers of the Company or the Bank. Ms. Lamont was appointed as Chief Financial Officer in

April 2006, and therefore her compensation as an officer does not reflect a full year. Ms. Lamont resigned from her seat as a director at the time she became an officer; her compensation as a director for that portion of 2006 she served as a director is shown in the Director Compensation section of this proxy statement.


                                                                             CHANGE IN PENSION
                                                                                 VALUE AND
                                                                               NONQUALIFIED
                                                            NON-EQUITY           DEFERRED
                                                          INCENTIVE PLAN       COMPENSATION          ALL OTHER
                                 SALARY       BONUS        COMPENSATION          EARNINGS          COMPENSATION        TOTAL
                                 ------       -----        ------------          --------          ------------        -----
                                   (a)         (b)             (c)                  (d)                 (e)             (f)


Peter A. Inverso               $269,712     $170,000        $ 25,315          $  121,289             $ 36,061       $622,377
  President and Chief
  Executive Officer

Maurice T. Perilli             $110,337     $175,000        $ 25,315          $  109,746             $ 24,692       $445,090
  Executive Vice President
  Chairman of the Board

Margaret T. Norton             $153,490     $ 30,000        $  9,422          $  144,614             $ 22,649       $360,175
  Senior Vice President
  Corporate Secretary

Sharon Lamont                  $ 85,019     $ 10,000        $  8,573          $        -             $    696       $104,288
  Chief Financial Officer

Barry Zadworny                 $125,048     $  7,500        $  6,140          $   73,313             $ 17,461       $229,462
  Senior Vice President
  Compliance

C. Keith Pericoloso            $ 98,500     $ 29,000        $  5,582          $   12,190             $ 13,315       $183,260
  Senior Vice President
  Branch Operations


     For us, 2006 was a challenging year. While we succeeded in achieving many of our objectives, our results reflected the challenges that we faced; a lethargic residential loan demand, the persistence of an inverted yield curve, which compressed interest margins, and an ever aggressive competitive environment. Among other things our net interest margin was adversely impacted by the interest rate environment that prevailed throughout 2006. The bonuses paid reflect executive management's responses to the challenges, the completion of our initial public offering, and helping the Company emerge from 2006 positioned as a stronger and better organization ready to optimize opportunities and to continue to respond to the challenges of our industry.

     In the table above:

     o When we refer to non-equity incentive plan compensation in column (c) above, we are referring to the Phantom Stock Plan implemented in 2002. The compensation shown for 2006 is the amount of the Bank's contribution to the plan for the year and earnings on plan balances for the year. Expense is accrued annually for increases in the future value of the phantom stock units, corresponding to the accumulation of retained earnings for the Bank.

     o When we refer to changes in pension values in column (d) above, we are referring to the aggregate change in the present value of the Named Officer's accumulated benefit under all defined benefit and actuarial plans from the measurement date used for preparing our 2005 year-end financial statements to the measurement date used for preparing our 2006 year-end financial statements. For Mr. Inverso, this consists of a $34,343 change in value under the Roma Bank Retirement Plan and an $86,946 change in value under the Roma Bank Supplemental Executive Retirement Agreement. For Mr. Perilli, this consists of a $20,457 change in value under the Roma Bank Retirement Plan and an $89,289 change in value under the Roma Bank Supplemental Executive Retirement Plan. For Ms. Norton, this consists of a $105,744 change in value under the Roma Bank Retirement Plan and a $38,870 change in value under the Roma Bank Supplemental Executive Retirement Plan. Ms. Lamont did not participate in the Retirement Plan or Supplemental Executive Retirement Plan during 2006. The change in value under the Retirement Plan for Mr. Zadworny and Mr. Pericoloso was $73,313 and $12,190, respectively.

     o The Named Officers did not receive any nonqualified deferred compensation earnings during 2006. When we refer to "nonqualified deferred compensation earnings," we are referring to above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified, such as earnings on a nonqualified defined contribution plan.

     o    "All other compensation" in column (e) above includes the following:

          o for Mr. Inverso: $8,383 of life and disability insurance premiums, 1,319 shares under the Roma Bank Employee Stock Ownership Plan (valued at $20,178 based on an average stock price of $15.30 per share) and $7,500 representing matching payments that we made under our 401(k) plan.

          o for Mr. Perilli: $11,262 of life and disability insurance premiums, 661 shares under the Roma Bank Employee Stock Ownership Plan (valued at $10,120 based on an average stock price of $15.30 per share) and $3,310 representing matching payments that we made under our 401(k) plan.

          o for Ms. Norton: $3,966 of life and disability insurance premiums, 920 shares under the Roma Bank Employee Stock Ownership Plan (valued at $14,078 based on an average stock price of $15.30 per share) and $4,605 representing matching payments that we made under our 401(k) plan.

          o Ms. Lamont's start date as an employee was in April 2006, and she did not become eligible for any benefit plans as an employee until after the conclusion of 2006. However, she did continue her life insurance coverage that she had received as a director in the amount of $696.

          o for Mr. Zadworny: $2,866 of life and disability insurance premiums, 750 shares under the Roma Bank Employee Stock Ownership Plan (valued at $11,469 based on an average stock price of $15.30 per share) and $3,126 representing matching payments that we made under our 401(k) plan.

          o for Mr. Pericoloso: $2,303 of life and disability insurance premiums, 591 shares under the Roma Bank Employee Stock Ownership Plan (valued at $9,040 based on an average stock price of $15.30 per share) and $ 1,972 representing matching payments that we made under our 401(k) plan.

     Employment Agreement. In June 2002, Roma Bank entered into an employment agreement with Mr. Perilli to accommodate Mr. Perilli's desire to continue providing his services to the Bank while reducing his time commitment as a full-time officer and employee of the Bank. The agreement became effective July 1, 2002. Mr. Perilli's base salary on July 1, 2002 was $202,500. Pursuant to the terms of the agreement, from July 1, 2002 to June 30, 2003, Mr. Perilli's annual base salary was fixed at 90% of his base salary, from July 1, 2003 to June 2004, Mr. Perilli's annual base salary was fixed at 80% of his base salary, from July 1, 2004 to June 30, 2005, Mr. Perilli's annual base salary was fixed at 70% of his base salary, and from July 1, 2005 to June 30, 2007, Mr. Perilli's base salary is fixed at 50% of his base salary. In the event of Mr. Perilli's death prior to June 30, 2007, the Bank will pay his estate the aggregate of all unpaid salary from the date of death through June 30, 2007. Pursuant to the terms of this agreement, Mr. Perilli is eligible for all benefits and perquisites provided to employees and executive management employees of the Bank, including bonuses.

PENSION BENEFITS

     The following table sets forth, for each of the Named Officers, information regarding the benefits payable under each of our plans that provides for payments or other benefits at, following, or in connection with such Named Officer's retirement. Those plans are summarized below the following table. The following table does not provide information regarding tax-qualified defined contribution plans or nonqualified defined contribution plans.

                                                                                     PRESENT
                                                                NUMBER OF            VALUE OF        PAYMENTS
                                                              YEARS CREDITED       ACCUMULATED      DURING LAST
NAME                      PLAN NAME                              SERVICE             BENEFIT        FISCAL YEAR
----                      ---------                              -------             -------        -----------

Peter A. Inverso          Roma Bank Pension Plan Trust                6          $    206,643         $     -
                          Roma Bank SERP                                         $    320,693         $     -

Maurice T. Perilli        Roma Bank Pension Plan Trust               29          $    333,965         $     -
                          Roma Bank SERP                                         $    329,335         $     -

Margaret T. Norton        Roma Bank Pension Plan Trust               28          $    775,612         $     -
                          Roma Bank SERP                                         $    143,369         $     -

Barry Zadworny            Roma Bank Pension Plan Trust               17          $    333,965         $     -
                          Roma Bank SERP                                         $    101,935         $     -

C. Keith Pericoloso       Roma Bank Pension Plan Trust               25          $     70,553         $     -


     In the table above:

          o We have determined the years of credited service based on the same pension plan measurement date that we used in preparing our audited financial statements for the year ended December 31, 2006. We refer to that date as the "Plan Measurement Date."

          o When we use the phrase "present value of accumulated benefit", we are referring to the actuarial present value of the Named Officer's accumulated benefits under our pension plans, calculated as of the Plan Measurement Date.

          o The present value of accumulated benefits shown in the table above has been determined using the assumptions set forth in our audited financial statements for the year ended December 31, 2006.

          o Column (e) refers to the dollar amount of payments and benefits actually paid or otherwise provided to the Named Officer during 2006 under our pension plans. As noted, no amounts were actually paid or provided to the Named Officers during 2006.

     The Roma Bank Retirement Plan - which we refer to as the "Retirement  Plan"
- is intended to be a tax-qualified defined benefit plan under Section 401(a) of the Internal Revenue Code. The Retirement Plan, which has been in effect since 1970, generally covers employees of Roma Bank who have completed one year of service. Ms. Lamont is not included in the table above because she was not eligible for either the Retirement Plan or the Supplemental Retirement Plan in 2006.

     Supplemental Executive Retirement Agreements. Roma Bank has entered into supplemental executive retirement agreements with Officers Inverso, Perilli and Norton. The supplemental executive retirement agreements provide benefits at normal retirement age of 69 for Mr. Inverso, 89 for Mr. Perilli, and 65 for Ms. Norton. The benefits at normal retirement age are approximately $60,000 per year for Messrs. Inverso and Perilli and $32,000 per year for Ms. Norton. The benefits will be paid in equal monthly installments for 120 months. If the participant terminates employment prior to a normal retirement age, there is a lower annual benefit for early termination, disability, or a change in control. If the participant dies while still employed by Roma Bank, the beneficiary would receive a lump sum payment within 60 days of the participant's death. If the participant dies after benefit payments have commenced, the participant's beneficiary will receive the remaining payment as if the participant had survived. If the participant dies after termination of employment, but prior to receiving benefits under the plan, the beneficiary will receive the payments in the same manner as they would be paid to the participant within 60 days of the death of the participant.

     As of December 31, 2006, Roma Bank had accrued approximately $320,693 under Mr. Inverso's supplemental executive retirement agreement, $329,335 under Mr. Perilli's supplemental executive retirement agreement, and $143,369 under Ms. Norton's supplemental executive retirement agreement. These accruals reflect the scheduled accruals under the plan in order for the retirement benefit provided by the plan to be fully accrued at the expected retirement date.

NONQUALIFIED DEFERRED COMPENSATION

     The  following  table sets forth  information  with respect to each defined
contribution   plan  that  provides  for  deferral  of  compensation  on  a  non tax-qualified basis.


PHANTOM STOCK PLAN
------------------
                           EXECUTIVE          REGISTRANT          AGGREGATE          AGGREGATE         AGGREGATE
                        CONTRIBUTIONS IN   CONTRIBUTIONS IN    EARNINGS IN LAST    WITHDRAWALS/    BALANCE AT FISCAL
                        LAST FISCAL YEAR   LAST FISCAL YEAR      FISCAL YEAR       DISTRIBUTIONS        YEAR END
                        ----------------   ----------------      -----------       -------------        --------

Peter A. Inverso           $    -              $    -             $  25,315               -            $  142,734
Maurice T. Perilli         $    -              $    -             $  25,315               -            $  142,734
Margaret T. Norton         $    -              $    -             $   9,422               -            $   22,456
Sharon Lamont              $    -              $    -             $   8,573               -            $   37,914
Barry Zadworny             $    -              $    -             $   6,140               -            $   14,633
C. Keith Pericoloso        $    -              $    -             $   5,582               -            $   13,303


--------------------------------------------------------------------------------
                              DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

     Roma Bank directors receive an annual retainer of $28,800 for service on Roma Bank's Board of Directors and do not receive additional compensation for serving on the Boards of Roma Financial Corporation or Roma Financial, MHC. The aggregate director fees paid to the directors of Roma Bank for the year ended December 31, 2006 were $143,800. Directors who also serve as employees do not receive compensation as directors.

     The following table sets forth information regarding the compensation we paid to our directors for 2006. When we refer to non-equity incentive plan compensation in the table below we are referring to the Phantom Stock Plan implemented by the Bank in 2002. The compensation shown for 2006 is the amount of the Bank's contribution to the plan for the year and earnings on plan balances for the year. Expense is accrued annually for increases in the future value of the phantom stock units, corresponding to the accumulation of retained earnings for the Bank. Neither Mr. Rosen nor Ms. Siekerka has received any award under the Phantom Stock Plan. Ms. Lamont's compensation under the Phantom Stock Plan is shown as part of her compensation as an executive in the Executive Officer Compensation section of this proxy statement. Ms. Lamont was appointed as Chief Financial Officer in April 2006 and resigned from her seat as a director at that time. For that portion of 2006 for which she served as a director, she received director fees for seven board meetings as well as five committee meetings. Mr. Rosen joined the Board in May 2006.

                                 FEES EARNED        NON-EQUITY
                                   OR PAID        INCENTIVE PLAN
                                   IN CASH         COMPENSATION     TOTAL
                                   -------         ------------     -----

Simon H. Belli                   $   28,800          $ 10,716     $ 39,516
Rudolph A. Palombi, Sr.          $   28,800          $ 10,716     $ 39,516
Louis A. Natale, Jr.             $   28,800          $ 10,716     $ 39,516
Robert H. Rosen                  $   19,200          $      -     $ 19,200
Michele N. Siekerka              $   28,800          $      -     $ 28,800
Sharon L. Lamont                 $    9,400          $      -     $  9,400


--------------------------------------------------------------------------------
          ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Common Stock is registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as amended. The officers and directors of the Company and beneficial owners of greater than 10% of the Common Stock ("10% beneficial owners") are required by Section 16(a) of such act to file reports of ownership and changes in beneficial ownership of the Common Stock with the Securities and Exchange Commission and NASDAQ and to provide copies of those reports to the Company. The Company is not aware of any beneficial owner, as defined under
Section 16(a), of more than ten percent of the Common Stock. To the Company's knowledge, all Section 16(a) filing requirements applicable to its officers and directors were complied with during the 2006 fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

     Other than as disclosed below, no directors, executive officers or their immediate family members were engaged, directly or indirectly, in transactions with Roma Financial Corporation or any subsidiary during the three years ended December 31, 2006 (excluding loans with Roma Bank).

     Director Palombi's son, Rudolph Palombi, Jr., is a lawyer who serves as the Bank's counsel and provides other professional services for the Bank. Rudolph Palombi, Jr. was paid by the Bank approximately $ 72,177 and $86,000 during the years ended December 31, 2006 and 2005, respectively. Management believes that the transactions with Mr. Palombi, Jr. were on terms at least as favorable to the Bank as it would have received in transactions with an unrelated party.

     Roma Bank makes loans to its officers, directors and employees in the ordinary course of business. It is a firm policy of Roma Bank to grant insider loans under the same terms and conditions as for non-insiders. There is no preferential treatment with respect to loans and rates, and such loans also do not include more than the normal risk of collectibility or present other unfavorable features.

     Other than Mr. Inverso, who is our President and Chief Executive Officer, and Mr. Perilli, who is our Executive Vice President, each member of our Board of Directors is an outside director independent of management, the Company and the Bank and free of any relationship that would interfere with the exercise of independent judgment in carrying out their duties as directors. The Board of Directors carefully monitors any situation that could cause a member to cease to be independent under the requirements of the NASDAQ Stock Market.

--------------------------------------------------------------------------------
              PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

     The Audit Committee of the Board of Directors of the Company has appointed Beard Miller as the Company's independent auditor for the fiscal year ending December 31, 2007. A representative of Beard Miller is expected to be present at the Meeting, will have the opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

     RATIFICATION OF THE APPOINTMENT OF THE AUDITORS REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST, IN PERSON OR BY PROXY, BY THE STOCKHOLDERS OF THE COMPANY AT THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BEARD MILLER COMPANY LLP AS THE COMPANY'S AUDITORS FOR THE 2007 FISCAL YEAR.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     In order to be considered for inclusion in the Company's proxy materials for the Annual Meeting of Stockholders to be held in 2008, all stockholder proposals must be received at the Company's executive office at 2300 Route 33, Robbinsville, New Jersey 08691 by November 20, 2007. Stockholder proposals must meet other applicable criteria, as set forth in the Company's bylaws, in order to be considered for inclusion in the Company's proxy materials.

     Under the Company's bylaws, stockholder proposals that are not included in the Company's proxy statement for the 2008 Annual Meeting will only be considered at such meeting if the stockholder submits notice of the proposal to the Company at the above address at least five days before the meeting.

Stockholder proposals must meet other applicable criteria, as set forth in the Company's bylaws, in order to be considered at the 2008 Annual Meeting.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     At the time this Proxy Statement is being mailed, the Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. If any other business may properly come before the Meeting or any adjournment thereof less than a reasonable time before the Meeting or any adjournment thereof, proxies given to the Board of Directors will be voted by its members in accordance with their best judgment.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

--------------------------------------------------------------------------------
                                    FORM 10-K
--------------------------------------------------------------------------------

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 accompanies this proxy statement.

                                                                      APPENDIX A
                                                                      ----------

                           ROMA FINANCIAL CORPORATION
                   AUDIT COMMITTEE CHARTER & POLICY STATEMENT

--------------------------------------------------------------------------------

PURPOSE:

     The Audit Committee ("Committee") is appointed by the Board of Directors of Roma Financial Corporation (the "Company") and serves as a joint committee of the Boards of Directors of both the Company and its wholly-owned subsidiary, Roma Bank (the "Bank"). The Committee is responsible for overseeing the accounting and financial reporting processes of the Company, the Bank, their subsidiaries and Roma Financial Corporation, MHC (referred to hereinafter collectively as "Roma"). The Committee is also responsible for overseeing audits of Roma's financial statements.

     The Committee's primary duties and responsibilities are to:

o Monitor the integrity of Roma's systems of internal controls regarding finance, accounting, and compliance; including the review and approval of 10K/10Q SEC filings.

o Monitor the independence and performance of the external audit firm, the Internal Audit Department and the Compliance Department.

o    Monitor compliance with legal and regulatory requirements.

o    Monitor and manage the Whistleblower Program.

o Provide an avenue of communication among the external audit firm, management, the Internal Audit Department, the Compliance Department and the Board of Directors.

     The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the external audit firm as well as anyone in the Roma organization. The Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. The Committee has the authority to determine appropriate funding, at the Company's expense, for payment of ordinary administrative expenses of the Committee that are determined by the Committee to be necessary or appropriate in carrying out the duties of the Committee. This charter will be recorded in the Company's and the Bank's minutes, available in written form upon request.

AUDIT COMMITTEE COMPOSITION AND MEETINGS:

     The Committee shall be comprised of three or more directors as appointed by the Board of Directors, each of whom shall be non-executive directors and shall not accept any consulting, advisory or other compensatory fees, other than director fees, from Roma. Additionally, the committee shall be comprised of individuals who are not officers or employees of any of Roma's affiliates and who are independent, as defined by the rules of NASDAQ. All members of the Committee shall have an understanding of financial statements. At least one member shall have past employment experience in finance or accounting, required professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. At least one member of the Committee shall be a financial expert as defined by the Securities and Exchange Commission. The Committee Chair shall be elected by the Committee.

     The duties and responsibilities of a member of the Committee are in addition to those duties set out for a member of the Board of Directors.

     The Committee shall meet at least monthly, or more frequently as circumstances dictate, or as determined by the Board of Directors, the Committee Chair, or the Chief Executive Officer. Minutes of meetings will be approved by the Committee and maintained.

RESPONSIBILITIES:

     The Committee shall review and reassess the adequacy of this Charter at least annually.

     The Committee shall have responsibilities in four areas:

     1.   Audited Financial Statements;
     2.   External   Audit  Firms  (as   pertinent  to  the  Audit   Committee's
          responsibilities);
     3.   Internal Audit Department; and
     4.   Compliance Department, including Whistleblower procedures.

     AUDITED FINANCIAL STATEMENTS

          o    Review the fiscal year-end audited financial statements;
          o Recommend to the Board of Directors for its approval the financial statements which the Committee has reviewed and found to be accurate, timely, and containing all appropriate disclosures; and
          o Obtain satisfactory response from management concerning issues raised by regulators, the external audit firm, or the Internal Audit Department as they relate to financial reporting.

     EXTERNAL AUDIT FIRMS

          o Be responsible for the appointment, compensation and oversight of external audit firms;
          o Determine appropriate funding to pay for audit, review or attest services performed by external audit firms;
          o    Approve the audit plan of external audit firms;
          o Approve all non-audit services, including tax services, prior to the engaging the external audit firm to perform such services. The Committee may delegate this responsibility to an individual Committee member or group of Committee members. Non-audit services performed by any party other than the external audit firm need not be approved by the Committee pursuant to this section; and
          o Review and discuss with the external audit firms on an annual basis all significant relationships they have with the Bank that could impair the external audit firm's independence and receive from the external audit firm a written statement delineating all relationships between the external audit firm and Roma.

     INTERNAL AUDIT DEPARTMENT

          o Approve the annual audit plan, any subsequent changes, and ensure that the scope of the audit activities have not been restricted by management;

          o Approve the appointment, performance, and replacement of the audit outsource provider, if applicable;
          o Review significant audit findings, recommendations, and management's corresponding responses and the implementation plan of significant audit recommendations; and
          o Direct the Internal Audit Department to perform special studies, examinations and/or reviews.

     COMPLIANCE DEPARTMENT

          o    Approve the Regulatory Compliance Program annually;
          o Review legal and regulatory matters within the scope of any review that may have a material effect on Roma, compliance with Roma's policies and procedures, and reports received by regulators;
          o Discuss significant review findings, recommendations, and management's corresponding responses and the implementation plan of significant audit recommendations; and
          o Establish and maintain procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and
               (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

INTERNAL CONTROLS

     The Committee will review Roma's internal control system and the resolution of identified material weaknesses and reportable conditions in the internal control system, including the prevention or detection of management overrides or compromise of the internal control system.

PUBLICATION OF CHARTER

     Pursuant to the rules of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, a copy of this charter shall be included as an appendix to the Company's annual meeting proxy statement at least once every three fiscal years.

                                                                      APPENDIX B
                                                                      ----------

                           ROMA FINANCIAL CORPORATION
                          NOMINATING COMMITTEE CHARTER

--------------------------------------------------------------------------------

PURPOSE:

     Acting pursuant to Section 10 of Article IV of the Bylaws of Roma Financial Corporation (the "Company"), the Board of Directors has established a Nominating Committee whose purpose is to seek and recommend to the Board qualified nominees for election or appointment to the Company's Board of Directors.

MEMBERSHIP:

     The Committee will consist of a minimum of two members of the Board of Directors, all of whom shall be independent directors. Applicable laws and regulations, including the regulations of the Nasdaq Stock Market, as they may be amended from time to time, will be followed in evaluating a director's independence. The members of the Committee will be appointed by and serve at the discretion of the Board of Directors.

NOMINATION/APPOINTMENT POLICY:

     The Committee believes that it is in the best interest of the Company and its shareholders to obtain highly-qualified persons to serve as members of the Board of Directors. The Committee will seek nominees with excellent decision-making ability, business experience, personal integrity and reputation who are knowledgeable about the business activities and market areas in which the Company and its subsidiaries engage.

     The Committee's process for identifying and evaluating potential nominees will include soliciting recommendations from directors and officers of the Company and its wholly-owned subsidiary, Roma Bank. Additionally, the Committee will consider persons recommended by shareholders of the Company in selecting the individuals the Committee recommends to the Board for selection as the Board's nominees. The Committee will evaluate persons recommended by directors or officers of the Company or Roma Bank and persons recommended by shareholders in the same manner.

     To be considered in the Committee's selection of individuals the Committee recommends to the Board for selection as the Board's nominees, recommendations from shareholders must be received by the Company in writing by at least 120 days prior to the date the proxy statement for the previous year's annual meeting was first distributed to shareholders. Recommendations should identify the submitting shareholder, the person recommended for consideration and the reasons the submitting shareholder believes such person should be considered.

RESPONSIBILITIES:

     The responsibilities of the Nominating Committee shall include, but not be limited to:

     o Assist to identify, interview and recruit individuals for selection as Board nominees for election as directors.

     o Annually present to the Board a list of individuals recommended for selection by the Board as the Board's nominees for election at the annual meeting of shareholders.

     o Regularly review and make recommendations about changes to the charter of the Nominating Committee.

     o Any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

MEETINGS AND REPORTS:

     The Committee will meet at least once annually to evaluate and make a recommendation to the Board of individuals for selection as the Board's nominees for election at the annual meeting of shareholders. Additional meetings may occur as the Committee or its chair deems advisable. The committee shall keep regular minutes of the transactions of its meetings and shall cause them to be recorded in books kept for that purpose in the office of the Company.

NOMINATION PROCEDURES:

     Except in the case of a nominee substituted as a result of the death or other incapacity of a Board nominee, the Committee shall deliver written nominations to the Secretary of the Company at least 20 days prior to the date of the Company's annual meeting of shareholders. Upon delivery to the Secretary, the Secretary shall post such nominations in a conspicuous place in the principal place of business of the Company.

     No nominations for directors except those made by the Committee shall be voted upon at the Company's annual meeting of shareholders unless other nominations by shareholders are made in writing and delivered to the Secretary of the Company at least five days prior to the date of such meeting. Upon delivery to the Secretary, the Secretary shall post such nominations in a conspicuous place in the principal place of business of the Company.

     Ballots bearing the names of all persons nominated by the Committee and by shareholders shall be provided for use at the Company's annual meeting of shareholders. However, if the Committee shall fail or refuse to act at least 20 days prior to the Company's annual meeting of shareholders, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

RESOURCES AND AUTHORITY:

     The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel and other experts or consultants as it deems appropriate, without seeking approval of the Board or management. With respect to consultants or search firms used to identify director nominees, this authority shall be vested solely in the Committee.

PUBLICATION OF CHARTER:

     Pursuant to the rules of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, a copy of this charter shall be included as an appendix to the Company's annual meeting proxy statement at least once every three fiscal years.

--------------------------------------------------------------------------------
                           ROMA FINANCIAL CORPORATION
                                  2300 ROUTE 33
                         ROBBINSVILLE, NEW JERSEY 08691
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 25, 2007
--------------------------------------------------------------------------------

     The undersigned hereby appoints the Board of Directors of Roma Financial Corporation (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the Seventh Day Adventist Church located at 2290 Route 33, Robbinsville, New Jersey 08691, on April 25, 2007, at 10:00 a.m. and at any and all adjournments thereof, in the following manner:

                                                      FOR    WITHHELD
                                                      ---    --------

1.   The  election as director  of the  nominees
     listed with terms to expire in 2010
     (except as marked to the contrary below):        /_/      /_/

     Simon H. Belli
     Rudolph A. Palombi, Sr.


INSTRUCTIONS: To withhold your vote for any nominee, write the nominee's name on the line provided below.

--------------------------------------------------------------------------------

                                                      FOR    AGAINST    ABSTAIN
                                                      ---    -------    -------

2.   The  ratification  of the  appointment  of
     Beard Miller  Company LLP as the Company's
     independent auditor for the fiscal year ending
     December 31, 2007.                               /_/      /_/       /_/

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE ABOVE LISTED NOMINEES AND PROPOSALS.

--------------------------------------------------------------------------------
THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND ALL OF THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of his or her decision to terminate this Proxy.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement.


                                            /_/  Check Box if You Plan
Dated:                                           to Attend the Annual Meeting.
       ---------------------------------



--------------------------------------    --------------------------------------
PRINT NAME OF STOCKHOLDER                 PRINT NAME OF STOCKHOLDER


--------------------------------------    --------------------------------------
SIGNATURE OF STOCKHOLDER                  SIGNATURE OF STOCKHOLDER



Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.


--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------